AMENDMENT TEN
                                   to the
                                VAR AGREEMENT
                                   between
                     SYSTEMS & COMPUTER TECHNOLOGY CORP.
                                     and
                             ORACLE CORPORATION

This document ("Amendment Ten") shall serve to amend the VAR Agreement and any amendments thereto between Systems & Computer Technology Corp. (the "VAR") and Oracle Corporation ("Oracle") dated September 1, 1991 (the "Agreement").


The Agreement is hereby amended as follows:

1. In consideration for the VAR's payment to Oracle of fees specified as "Total Net License Fees" in Exhibit A, the VAR shall have the one-time right to Sublicense the Programs set forth in Exhibit A (the "Programs") to the City of Las Cruces (the "Network Sublicensee") for the Network Sublicensee's use in the United States on the Hardware in the Network as set forth in Exhibit A ("Network Sublicense"). Pursuant to a Payment Plan Agreement ("PPA") between the VAR and Oracle Credit Corporation ("OCC"), the parties thereto have arranged for OCC to pay Oracle for the Total Net License Fees due under this Amendment Ten on behalf of the VAR, in the aggregate amount of $350,369, plus applicable taxes. Therefore, the parties agree that upon execution of the PPA, OCC shall be responsible for discharging the payment obligations of the VAR to Oracle for such fees. Such payment shall be due and payable thirty (30) days from the Effective Date below. Except as otherwise provided in the Agreement and this Amendment, the payment is noncancelable and the sum paid nonrefundable. Exhibit A is attached hereto and incorporated herein.

2. As specified in Section 2.3.A of the Agreement, the VAR shall Sublicense the Programs to the Network Sublicensee through a Sublicense agreement that shall include certain contractual provisions (the "Sublicense Agreement"). Such Sublicense Agreement shall also include the Programs, number of Named Users, Concurrent Devices, limitations on use, and terms and definitions specified in this Amendment Ten, all of which shall be specified to this Network Sublicense transaction.

3.   The VAR shall have the right to deliver to the Network Sublicense one
     (1) copy of the software media ("Master Copy") and two (2) sets of Documentation for each Program currently available in production release as of the Effective Date for use on the Hardware in the Network. The VAR shall have a thirty (30) day Acceptance Period in which to evaluate the Programs. The Acceptance Period for each of the Programs and all subsequent copies shall commence on delivery by the VAR of the Master Copy of the Programs, and all subsequent copies shall be deemed accepted upon acceptance of the Master Copy. On the date that the Programs are delivered by the VAR to the Network Sublicensee, the VAR shall provide a written notice to Oracle, verifying the delivery of such Programs. The Network Sublicensee shall be responsible for copying the software media for the Programs and for installing the Programs for the Network Sublicensee's use in accordance with the terms of the Sublicense Agreement. The Network Sublicensee may copy one set of bound and/or cdrom Documentation for each licensed User/Device of the Programs. Oracle has no shipment obligation under this Amendment Ten.

4. For two (2) years from the Effective Date of this Amendment Ten, the VAR may offer to the Sublicensee the one-time option to add up to three (3) additional Hardware/operating systems to the Network for the Programs Sublicensed pursuant to this Amendment Ten, at no charge, provided such Programs are available in production release on the additional Hardware/operating systems at the time the VAR notifies Oracle of the exercise of such option.

     The VAR shall have the right to deliver to the Network Sublicensee a single Master Copy of the Programs for the additional Hardware/operating systems. These Programs may only be delivered, copied and installed in accordance with the terms of this Amendment Ten and the Agreement. The VAR acknowledges that the Programs Sublicensed pursuant to this Amendment Ten may not be available on the additional Hardware/operating systems added pursuant to this Section and that the availability of such Programs will not affect the VAR's payment obligations in this Amendment Ten. Oracle is under no obligation to make available any Programs or Program/Hardware combinations. Oracle has no shipment obligation.

5. For two (2) years from the Effective Date of this Amendment Ten, the VAR may additionally acquire for Sublicense to the Sublicensee at the Full Use license level those Programs listed in Exhibit B, provided that such Programs are available in production release and are listed on Oracle's U.S. Price List for installation on the Hardware as of the Effective Date of this Amendment Ten. The Sublicense fee payable by the VAR to Oracle for such Programs shall be equal to Oracle's standard list license fees for such Programs in effect as of such Effective Date, discounted by twenty percent (20%). Such payment shall be due and payable under the terms and conditions of the Agreement.

     The VAR acknowledges that the Programs specified in Exhibit B may not be currently available. The VAR agrees that it has not relied on the future availability of such Programs in executing this Amendment Ten and that the availability of such Programs will not affect VAR's payment obligations in this Amendment Ten. Oracle is under no obligation to make available any Programs or Program/Hardware combinations.

6. For two (2) years from the Effective Date below, the VAR may offer to the Sublicensee the option to increase the number of Named Users/Concurrent Devices licensed to use the Programs in Exhibit A ("Additional Users"). Notwithstanding any other provision of the Agreement, the Sublicense fee payable by the VAR to Oracle for such Additional Users shall be as set forth in Exhibit C. Such fee shall be due and payable under the terms and conditions of the Agreement. Oracle has no shipment obligation.

7. The VAR shall be responsible for providing technical support services to the Network Sublicensee in accordance with Section 5.1 of the Agreement.

8. For the purposes of this Amendment Ten, the following definitions shall apply:

     * A "Network" shall mean any number of computers of the Hardware specified in Exhibit A which are directly or indirectly connected by connectivity Programs.
     * A "Named User" is defined as an individual who is authorized by the Network Sublicensee to use the Programs regardless of whether the individual is actively using the Programs at any given time.
     * The number of "Concurrent Devices" is defined as the maximum number of terminals and input devices being used to access the Programs at a given point in time. If multiplexing software or hardware (e.g., a TP monitor) is used in the Hardware, the number of Concurrent Devices must be measured as the number of terminals and input devices being used at the multiplexing front-end.
     * "Deployment Programs" shall mean Programs which are limited to use solely for the purpose of running applications, and may not be used to create or alter tables or reports except as necessary for operating the applications.

Other than the modifications set forth above, the terms and conditions of the Agreement remain unchanged, and in full force and effect.

The Effective Date of this Amendment Ten is June 26, 1996.

SYSTEMS & COMPUTER
TECHNOLOGY CORP.                      ORACLE CORPORATION

By:    /s/ Richard A. Blumenthal      By:    /s/ Matthew J. Hiatt
       -------------------------             ------------------------

Name:  Richard A. Blumenthal          Name:  Matthew J. Hiatt
       -------------------------             ------------------------

                                             Manager - East Region
Title: Sr. VP                         Title: Channels Sales Support
       -------------------------             ------------------------


                                  Exhibit A


I.   Hardware                           Client Hardware

     Make/Model:  IBM RS 6000           Make/Model:  PC Compatible
     Operating System:  AIX             Operating System:  Windows
     Media Type:  CD Rom                Media Type:  CD Rom

     Make/Model:  PC Compatible
     Operating System:  Netware
     Media Type:  CD Rom


II.  Programs

     User Programs:

     Program                  User Level                    License Level
     Oracle 7 Server          5 Concurrent Devices          Full Use
     Oracle 7 Server          345 Concurrent Devices        Deployment

     Client Programs:

     Program                  User Level                    License Level
     Developer/2000           5 Named Users                 Full Use
     Programmer/2000          10 Named Users                Full Use


     Total Net License Fees:  $350,369.00




                                  Exhibit B


Programs

Oracle7 Server
Personal Oracle 7
Oracle Workgroup Server
Trusted Oracle7 Server
Oracle Enterprise Manager Performance Pack advanced networking option distributed option advanced replication option parallel query option parallel server option text server option spatial data option
Oracle TextServer3
Oracle Mobile Agents
Discoverer/2000
SQL*Plus
CASE*Exchange
Designer/2000
Developer/2000
Programmer/2000
Oracle Procedure Builder
Power Objects Client/Server Edition
Power Objects Standard Edition
Oracle Media Objects
Oracle Book
Mobile Agents Developer's Kit



                                  Exhibit C


                                                           Sublicense Fee per
Program            User Type            License Level      Additional User
---------------    ------------------   ----------------   ------------------
Oracle 7 Server    Concurrent Devices   Deployment         $1,058.00
Oracle 7 Server    Concurrent Devices   Full Use           $1,809.00
Developer/2000     Named User           Full Use           $4,781.00